EXHIBIT 99.1
Investor Relations Contacts:
Todd Friedman
415-217-7722
todd@blueshirtgroup.com
Stacie Bosinoff
415-217-7722
stacie@blueshirtgroup.com
Press Contact:
Tom Huntington
DivX, Inc.
858-882-0672
thuntington@divxcorp.com
DivX Names Dan L. Halvorson as Senior Vice President and Chief Financial Officer
San Diego, CA—June 11, 2007— DivX, Inc. (NASDAQ: DIVX) today announced that it has named Dan L. Halvorson as the Company’s Senior Vice President and Chief Financial Officer. Mr. Halvorson brings nearly 20 years of experience, joining DivX from Novatel Wireless (NASDAQ:NVTL) where he was Chief Financial Officer as that company diversified and experienced rapid revenue growth.
“We are very pleased to welcome Dan to the DivX team,” said Jordan Greenhall, CEO and co-Founder of DivX. “With his strong mix of public company, finance and accounting experience, Dan will play an important role helping to guide us through our next growth wave as we seek to expand our business and penetrate new product categories. I am confident that Dan will be a strong fit with our mission to innovate, execute and deliver new products and services designed to improve the experience of media.”
Mr. Halvorson added, “The DivX organization demonstrated a tremendous level of optimism, energy and passion for their community that motivated me to take on this opportunity. I believe the company is in the early stages of a tremendous market opportunity and I am energized to join the team at this important time.”

During his 19-year career, Mr. Halvorson has served many senior finance and accounting roles at a number of public companies. Mr. Halvorson was named Chief Financial Officer and Chief Accounting Officer at Novatel Wireless in early 2004 and served those roles during a time when the company grew its annual revenue from $33 million to a current run rate of nearly $400 million. He joined Novatel Wireless in 2000 prior to its IPO, serving in a variety of financial roles including Vice President of Finance, Chief Accounting Officer and Treasurer. From 1998 to 2000, he was Director of Finance at Dura Pharmaceuticals, which was acquired by Elan in 2000. He was also Director of Finance at Alliance Pharmaceuticals from 1996 to 1998. Previous to his public company roles, Mr. Halvorson spent eight years in public accounting at Deloitte & Touche and PriceWaterhouseCoopers, serving both public and private client companies. Mr. Halvorson is a Certified Public Accountant and holds a Bachelor of Science from San Diego State University.
Mr. Halvorson will officially join the company on June 18 in a transitional role, and will assume full time duties on July 16.
About DivX, Inc.
DivX creates products and services designed to improve the experience of media. Our first product offering was a video compression-decompression software library, or codec, which has been actively sought out and downloaded over 220 million times since January 2003, including over 70 million times during the last twelve months. We have since built on the success of our codec with other consumer software, including the DivX Player application, which is distributed from our website, www.divx.com. We also license our technologies to consumer hardware device manufacturers and certify their products to ensure the interoperable support of DivX-encoded content. In addition to technology licensing to consumer hardware device manufacturers, we currently generate revenue from software licensing, advertising and content distribution.
Forward-Looking Statements
Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding DivX’s opportunities to expand its business. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause DivX’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, the risk that customer use of DivX technology may not grow as anticipated, the risk that anticipated market opportunities may not materialize at expected levels, or at all, the risk that the Company’s activities may not result in the growth of profitable revenue, risks and uncertainties related to the maintenance and strength of the DivX brand; DivX’s ability to penetrate existing and new markets; the effects of competition; DivX’s dependence on its licensees and partners; the effect of intellectual property rights claims; and other factors discussed in the “Risk Factors” section of DivX’s quarterly report on Form 10-Q filed with the SEC on May 15, 2007. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.